Exhibit 99.1

Nixxy, Inc. (NASDAQ:NIXX) Acquires EDGE Data Center and Telecom Assets to Accelerate AI Infrastructure Rollout and Market Expansion

Aug 13, 2025 8:45am EDT

NEW YORK, NY / ACCESS Newswire / August 13, 2025 / Nixxy, Inc. (NASDAQ:NIXX), a technology company developing and providing AI-powered business services, today announced it has acquired the EDGE data center assets of Everythink Innovations Limited, (“EIL”) a telecom and edge infrastructure provider with existing operations in Freemont, CA and Vancouver, Canada. This strategic acquisition accelerates Nixxy’s rollout of its AI data infrastructure layer and provides immediate revenue scale and infrastructure capacity aligned with communications, AI, and data monetization applications by securing its own facilities and its ability to host its AI applications.

The transaction, valued at $3.65 million in cash and stock, includes the acquisition of EIL’s infrastructure and telecom assets, which includes more than $48 million in contracted annual recurring revenue (“ARR”) from wholesale data, VPN, and interconnect services, which will immediately add to Nixxy’s July’s $7.5mm and factor into August’s projected $10mm revenue base.

“This strategic asset purchase is a transformative step forward for Nixxy,” said Mike Schmidt, CEO of Nixxy. “It accelerates our AI data infrastructure rollout and positions us with operational assets across two key North American data center hubs, while serving as the blueprint for future edge data center expansion in North America, Europe and Asia.”

Strategic Highlights:

•	AI-Ready Infrastructure: Immediate access to edge-optimized Tier 3 infrastructure in Vancouver and Fremont, with owned servers, routers, and active IX connectivity.
•	Accelerated Market Entry: The transaction enables Nixxy to immediately deploy AI-enhanced services, including high-performance compute, DeFi integrations, and data-based systems.
•	Cross-Border Platform: With dual presence in Canada and the U.S., Nixxy is positioned for low-latency service delivery, robust disaster recovery, and North American market reach.
•	Live Revenue and Profitability: The acquired telecom assets contribute $48M in ARR and strategic deal flow.
•	Technology Synergy: Integration of EIL's carrier-grade routing, switching, and Amazon Web Services (AWS) hybrid failover assets will power Nixxy's data infrastructure services across enterprise, telecom, and AI sectors.

This transaction marks a critical inflection point in Nixxy’s strategic transformation into a global AI Data Infrastructure provider. It not only adds scale and operational maturity, but also significantly improves time to market for the company’s AI-powered services and partnerships.

About Nixxy, Inc.

Nixxy Inc. (NASDAQ:NIXX) a technology company developing and providing AI-powered business services, powering the next generation of intelligent services across telecom, healthcare, and enterprise markets. Anchored by its proprietary AI Infrastructure platform, Nixxy provides scalable, secure, and LLM-agnostic infrastructure for deploying private AI at scale. From global voice and messaging to AI-enhanced diagnostics, Nixxy delivers solutions where infrastructure, intelligence, and monetizable data converge. With a strategy focused on platform extensibility, data monetization, and data access models, Nixxy is building the foundation for the future of enterprise AI deployment and private data economy.

Filings and press releases can be found at http://www.nixxy.com/investor-relations.

1

Contact Information

Investor Contact: Nixxy, Inc.

Investor Relations Email: IR@nixxy.com

Phone: (877) 708-8868

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company’s business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as ‘anticipates,’ ‘believes,’ ‘expects,’ ‘intends,’ ‘plans,’ and ‘will,’ or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Offer or Solicitation Disclaimer

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company’s business and the transaction described herein, including but not limited to: the uncertainty surrounding the timing of the transaction or proposed spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company’s operations; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including those risk factors contained in the Company’s Form 10-K for the year ended December 31, 2024.

SOURCE: Nixxy, Inc.

2